Exhibit 99.(p)(1)

FOR INTERNAL USE ONLY GLOBAL POLICY GP-00363/Version 1.3

Global Policy (GP-00363)

Employee Personal Account Trading

GP-00363/Version 1.3

Scope/Recipients

Credit Suisse Group AG and the whole of Credit Suisse AG

Original Issuance

7 September 2007

Last Revision

29 August 2014

Issuing Unit

General Counsel AMER

Author

Keith Lurie, YCT

Contact

Keith Lurie, YCT

Replaces

W-0010
D-8698
LC-00020
P-15706
P-30008
P-00681

P-00125
LC-00048

References

GP-00014
GP-00101

Original Language

English

Gatekeeper

Shelly Khan, YCKB 2

Signing Authority

Romeo Cerutti, Y

Summary

Who does this policy apply to?

This policy applies to all of the employees of Credit Suisse Group and the whole of Credit Suisse (collectively, referred to as “employee” or “you” except where otherwise distinguished).

What does the policy cover?

This policy defines the minimum global standards for employees to follow in their personal trading accounts. Additional personal account trading policies and procedures may apply (and they may be more restrictive) to specific Regions, Divisions, locations or business units.  In instances where local law may be inconsistent with the provisions of this Policy, you should consult with your local Compliance contact to determine the appropriate local application of this policy. For your reference, you can find additional policies relating to Employee Personal Account Trading here.

What is the purpose of this policy?

Credit Suisse’s reputation for integrity and fair dealing is one of its most valuable assets.  To protect that reputation, employees must engage in personal account trading in a manner that is in compliance with applicable laws and regulations and one in which conflicts of interest related to personal investment activities are avoided.

Changes

Disclosure of brokerage-related cash accounts for Swiss-based employees.

FOR INTERNAL USE ONLY SUPPLEMENT GP-00363-S11/Version 1.3

GP-00363

Table of Contents

1.	Accounts Subject to this Policy	2
	1.1. Spread Betting Accounts	2
2.	Disclosure/Maintenance of Accounts	2
3.	Pre-Clearance of Employee Transactions	2
4.	Minimum Holding Periods	3
5.	Prohibitions on Transactions that Pose Conflicts of Interest	3
6.	Prohibition on Transactions When In Possession of Confidential or Inside Information	4
7.	Restricted List	4
8.	Trading in CSG Securities	4
9.	Certain Underwritten Offerings	4
10.	Monitoring of Employee Transactions	4
11.	Violations of this Policy	4

Appendix A:	Private Banking and Shared Services
Appendix B:	Investment Banking and Credit Suisse Group Ltd.
Appendix C:	Asset Management U.S. Registered Advisors
Appendix D:	Asset Management Non-U.S. Registered Advisors
Appendix E:	Application of Restricted List for Employee Personal Account Trading
Appendix F:	PA Trade System Employee Requirements

APAC Regional Supplement
Asset Management Divisional Supplement
CS Brasil and CS Bahamas Supplement
U.S. Country Supplement

1. Accounts Subject to this Policy

This Policy applies to all “Employee Personal Trading Accounts.” An Employee Personal Trading Account is defined as an account:

•        that has brokerage capability, i.e., the ability to execute transactions in securities and other related products (including but not limited to equities, debt, commodities, derivatives, etc.) and

•        in which an employee has an interest (e.g account holder or beneficial owner) or has the power, directly or indirectly, to make or influence investment decisions including family and / or other special purpose investment vehicles disclosed and approved in accordance with GP-00014.

For purposes of this Policy, the definition of “Employee” includes, local law permitting, not only the employee, but also the employee’s spouse, domestic partner, minor children and other members of the employee’s household.

The following types of accounts are not covered by this Policy:

•        checking, savings, money market and other deposit accounts without brokerage capability;

•        mutual funds and unit investment trusts held directly at the fund distributor (and not through an account with brokerage capabilities);

•        savings plans and collective investment plans such as pension, retirement and other similar plans without brokerage capability; and

•        dividend reinvestment plans.

For Swiss-based employees, cash accounts and other deposit accounts without brokerage capability relating to an Employee’s Personal Trading Account are covered by this Policy.

1.1. Spread Betting Accounts

For all employees located in the UK, you must comply with the standards set forth regarding spread betting accounts. Financial spread betting constitutes making leveraged bets on the movement of financial instruments allowing the investor to speculate on the price movement. Spread betting in financial instruments of any kind is prohibited.

Sports betting accounts are permitted. If, however, the account has the capability to undertake spread betting in financial instruments the account must be disclosed to LCD who will require copy contract notes and statements for the account. Such accounts may only be used for the purposes of sports betting or in accordance with the Employee Personal Account Trading Policies that are applicable to your division.

If you are in any doubt whether the activity you undertake through your sports betting account is within the scope of the Employee Personal Account Trading Policy, please contact LCD.

2. Disclosure/Maintenance of Accounts

You should maintain your Employee Personal Trading Accounts and, where applicable, related cash accounts at Credit Suisse where feasible or, if applicable in your jurisdiction, at a designated broker. (Managing Directors may be subject to more restrictive business requirements. For more information, click here.) Where permitted by policy in your Region, Division, location or business unit, you may maintain your Employee Personal Trading Accounts outside Credit Suisse if:

•        disclosed to Compliance and, in some locations, approved by appropriate management and Compliance; and

•        account statements or contract notes are provided to appropriate management and/or Compliance upon request or otherwise in accordance with policy requirements applicable to your location or business area.

This disclosure requirement applies to all Employee Personal Trading Accounts, including discretionary accounts where the employee has fully delegated the investment decision to a third party by means of a discretionary investment management agreement. For Swiss-based employees, this disclosure requirement also includes the disclosure of related cash accounts. Employee numbered accounts with brokerage capabilities may only be opened with written permission from the Control Room.

3. Pre-Clearance of Employee	You must be familiar with and abide by any pre-clearance requirements for transactions in your

Transactions

Employee Personal Trading Accounts that are applicable to your Region, Division, location or business unit (e.g., employees that may regularly have access to confidential, non public price sensitive information). Employees with pre-clearance requirements may not trade until receiving written permission to do so, either electronically or otherwise, in accordance with applicable systems and requirements. Clearance, where given, is generally valid for 24 hours. The pre-clearance requirements do not apply to those Employee Personal Trading Accounts where the employee has fully delegated the investment decision to a third party by means of a discretionary investment management agreement.

4. Minimum Holding Periods

You must engage in personal account trading for investment purposes. As such, Credit Suisse requires you to hold certain securities or related products in your Employee Personal Trading Account for a specified period of time. While there may be securities or related products where there is no specified minimum holding period, it is still expected that you utilize your working time on behalf of the Bank and its business and not in trading your Employee Personal Trading Accounts.

If you are an employee in Investment Banking or Asset Management, or you are an employee of Credit Suisse Group Ltd., the minimum holding period for securities or related products is generally thirty (30) calendar days. If you are an employee in Private Banking or Shared Services (Shared Services includes those employees in the COO, CFO, GC, CRO and IT Divisions), the minimum holding period for securities or related products is generally seven (7) calendar days, subject to any applicable policy by Region, Division, Location, business unit or Compliance Department specific designation that requires a longer holding period

A new bank-wide approach to employee personal account trading, together with a supporting web-based application will be implemented in phases across the Bank. Appendix F to this policy provides the appropriate holding period by product as the new approach with the application is implemented in your location. This Appendix will be revised to include jurisdictions as implementation proceeds and you will be notified.

If you are an employee in one of the jurisdictions listed in Appendix F, the holding periods described here and in Appendices A-D do not apply. Instead, your minimum holding periods are determined by new criteria accompanying the new PA Trading System requirements and process, which is being implemented on a staggered basis Bank-wide. Please see Appendix F for the list of jurisdictions subject to the new requirements and for further details.

You are responsible for knowing and complying with the holding period that applies to you. The minimum holding periods set forth in this section are administered on a “Last In First Out” basis and do not apply to those Employee Personal Trading Accounts where the employee has fully delegated the investment decision to a third party by means of a discretionary investment management agreement.

Attached to this policy as Appendices A-D are charts that provide a more detailed listing of specific products and the corresponding minimum holding period for Investment Banking, Asset Management, Private Banking, Shared Services and all Credit Suisse Group Ltd. employees. As stated above, Appendix F includes the detailed listing of specific products and corresponding minimum holding periods for those locations where the new web-based application has been implemented.

5. Prohibitions on Transactions that Pose Conflicts of Interest

As an employee of Credit Suisse, you must pursue the best interests of Credit Suisse and its clients and not put your own trading interests ahead of these interests. As such, you must adhere to the following principles:

•        Employee transactions involving a conflict of interest between an employee and Credit Suisse or its clients are prohibited.

•        You are prohibited from using your access to Credit Suisse proprietary or client information in any way to advantage your personal investing.

•        You must trade at arms length with Credit Suisse and are prohibited from placing orders directly with an exchange, another market maker or a Credit Suisse trader for your Employee

Personal Trading Accounts. • Employee transactions that present potentially material reputational or regulatory risk to Credit Suisse are prohibited.

6. Prohibition on Transactions When In Possession of Confidential or Inside Information

You may not trade, or recommend that others trade, in a security or related derivative:

•        while in possession of material, non-public price sensitive information about the security or an issuer of a security;

•        if you are aware that Credit Suisse is effecting or proposing to effect a transaction for its own account or for a client account in a security or related derivative of the same issuer;

•        if you are aware of a research report or other communication which has not yet been publicly disseminated.

Where this Policy precludes you from conducting a transaction in your Employee Personal Trading Accounts, you are prohibited from procuring another person to make such a transaction on your behalf.

7. Restricted List

You generally may not engage in transactions in Employee Personal Trading Accounts prohibited by the Restricted List applicable to your Region, Division, location or business unit. Each employee is responsible for checking the appropriate Restricted List, where applicable, prior to entering an order for his or her account. These requirements relating to the Restricted List do not apply to those Employee Personal Trading Accounts where the employee has fully delegated the investment decision to a third party by means of a discretionary investment management agreement. See Appendix E for more information regarding the application of the Restricted List.

In addition, employees who are involved in or have knowledge of projects or activities supported by the Corporate Development function of Credit Suisse may be subject to additional personal trading restrictions. For further information, see the Special Confidentiality and Employee Trading Rules and related procedural documents, which can be found on the Compliance Rules and Insider Lists webpage.

8. Trading in CSG Securities

When you are in possession of material, non-public information regarding Credit Suisse Group (“CSG”), you are prohibited from trading in — or suggesting to others that they trade in — any CSG securities. To assist in preventing even the appearance of improper trading, Credit Suisse has established specified trading windows for employees to conduct transactions in CSG securities. For specific information and procedures governing employee transactions in CSG securities, see GP-00363-S09.

9. Certain Underwritten Offerings

You are not permitted to invest in any new issues registered in the United States and subject to FINRA Rule 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings). For any other transactions underwritten by Credit Suisse (e.g., public, private, follow-on, “when-issued”), you are generally prohibited from participating, given the obligation to fulfil bona fide client interest on a priority basis. Please refer to your region, division, location or business unit policies for more specific guidance which can, in some instances, be more restrictive.

10. Monitoring of Employee Transactions	Employee Personal Trading Accounts and related cash accounts, where applicable, are subject to monitoring by Compliance and/or supervisory review as permitted by local law.

11. Violations of this Policy

Credit Suisse may, at your expense and without prior notice, freeze or cancel any transactions or positions resulting from transactions in violation of this Policy as permitted under local law. You may be required to disgorge profits, if any, from the violation with such profits donated to charity. You may also be subject to disciplinary action by Credit Suisse, including termination of employment. In the event applicable laws or regulations are violated, you may also be subject to regulatory sanction and civil and criminal penalties.

Romeo Cerutti
General Counsel sig.

FOR INTERNAL USE ONLY SUPPLEMENT GP-00363-S11/Version 1.1

Supplement (GP-00363-S11)

Asset Management Supplement to Employee Personal Account Trading Policy

GP-000363-S11/Version 1.1

Scope/Recipients

All Asset Management employees of U.S Registered Investment Advisers

Original Issuance

4 November 2009

Last Revision

19 May 2014

Issuing Unit

GC AMER

Author

Emidio Morizio, YAAC

Contact

Emidio Morizio, YAAC

Replaces

P-30008, P-00125

References

GP-00014 Outside Activities and Private Investments

GP-00363-S09 Employee Personal Transactions in Credit Suisse Group Securities

Original Language

English

Gatekeeper

Shelly Khan, YCKB 2

Signing Authority

Neil Radey, YA

Summary

Who does this policy apply to?

This policy applies to all Asset Management employees of U.S. Registered Investment Advisers.

What does the policy cover?

This policy defines the minimum global standards for Asset Management employees of U.S. registered investment advisers to follow in their personal trading accounts. Additional personal account trading policies and procedures may apply (and they may be more restrictive) to specific Regions, Divisions, locations or business units.

In instances where local law may be inconsistent with the provisions of this Policy, you should consult with your local Compliance contact to determine the appropriate local application of this policy. For your reference, you can find additional policies relating to Employee Personal Account Trading here.

What is the purpose of this policy?

Credit Suisse’s reputation for integrity and fair dealing is one of its most valuable assets. To protect that reputation, employees must engage in personal account trading in a manner that is in compliance with applicable laws and regulations and one in which conflicts of interest related to personal investment activities are avoided.

Changes

Document has been transferred to the new layout only with minor updates.

Table of Contents

1.	Introduction		9
2.	Definitions		9
3.	Statement of General Principles		9
4.	Mutual Funds and Other Regulated Collective Investment Schemes		10
5.	Trading Accounts		10
6.	Pre-Clearance Requirements		10
	6.1.	Securities Subject to the Pre-Clearance Requirement	10
	6.2.	Transactions Exempt from the Pre-Clearance Requirement	10
7.	Conflicts/Disclosure of Interest		11
8.	Trading Prohibitions		11
	8.1.	Short-Term Trading	11
	8.2.	Side-By-Side Trading	12
	8.3.	Blackout Periods	12
	8.4.	Initial Public Offerings	12
	8.5.	Private Placements	12
	8.6.	Futures Contracts	12
	8.7.	Options	12
	8.8.	Financial Spread Betting	12
	8.9.	Trading, Hedging and Speculation in Credit Suisse Group Securities	12
	8.10.	Unlimited Liability Transactions/Short Selling	13
9.	Reporting and Other Compliance Procedures		13
	9.1.	Initial Certification	13
	9.2.	Annual Certification	13
	9.3.	Quarterly Reporting	13
10.	Local LCD, Compliance Monitoring and Supervisory Review		14
11.	Sanctions		14
12.	Confidentiality		14
13.	Conflict of Rules		14
14.	Further Information		14
15.	Approval and Entry into Force		14
ATTACHMENT A			16
ATTACHMENT B			18
ATTACHMENT C			20
ATTACHMENT D			20
ATTACHMENT E			21

12. Introduction

This AM business unit supplement to the global Employee Personal Trading Policy and any relevant local supplement (referred to throughout as the “Policy”) establishes rules of conduct for all employees of U.S. Registered Investment Advisers within the Asset Management business of Credit Suisse (“AM”) when conducting personal investment activities and supersedes all previously issued policies and directives on this subject. Please ensure that you read and fully understand how this Policy applies to your activities. If you have any questions, please contact your local Legal and Compliance Department (“Local LCD”). Violation of this Policy may be grounds for disciplinary action, including dismissal and, where appropriate, referral to relevant government authorities and self-regulatory organizations. Any circumvention of this Policy will be treated as a violation.

13. Definitions

For purposes of this Policy:

• the term “Employees” shall include: (i) any employee of AM; (ii) full-time consultants, full-time contractors and long-term temporary workers on more than a six-month assignment; (iii) any other person designated in the sole discretion of Local LCD; and (iv) non-employee directors of AM, or its affiliated sub-advisers, if any;

• the term “security” shall include any security, including a security issued by any collective investment vehicle or fund, as well as an option to purchase or sell, any security that is convertible or exchangeable for, and any other derivative interest relating to the security;

• “security” shall exclude commodities and foreign currency exchange contracts;

• the terms “purchase” and “sale” of a security shall include, among other things, the writing of an option to purchase or sell a security;

• the term “Credit Suisse client” shall include all advisory clients of the Employee’s local Credit Suisse office, including (i) funds advised by the office; and (ii) funds sub-advised by the office to the extent that the local AM office renders discretionary investment advice.

• the term “Employee account” includes any account in which an Employee has a direct or indirect financial interest (by contract, arrangement, understanding, relationship or otherwise) or has the power, directly or indirectly, to make or influence investment decisions. For the purposes of the Policy, each Employee is deemed to have a direct or indirect financial interest in the following additional accounts:

• accounts of the Employee’s spouse, partner, minor children and other family members residing in the Employee’s household (each, a “Family Member”);

• accounts of any investment club in which the Employee or a Family Member participates;

• accounts of any corporation, limited liability company or similar entity the management or policies of which are controlled by the Employee or a Family Member or accounts of any limited partnership of which the Employee or a Family Member is a general partner; and

• Accounts of any trust of which the Employee is trustee, beneficiary or settlor.

The above list of accounts is meant to be a representative list and is not meant to be exhaustive.

14. Statement of General Principles

All Employees are reminded that, as an investment adviser, Credit Suisse is a fiduciary to our advisory clients. Accordingly, in ongoing dealings with clients and in conducting personal investment activities, all Employees are required to comply with all applicable laws and regulations and the following general fiduciary principles:

• the interests of Credit Suisse clients must always be placed first;

• Employees may not knowingly engage in any transaction with a client of Credit Suisse;

• all personal securities transactions must be conducted in such a manner as to avoid any actual, potential or perceived conflict of interest or any abuse of an individual’s position of trust and responsibility;

• Employees must not take inappropriate advantage of their position or information that they have received or to which they have access; and

• personal trading must not take too much of the Employee’s time or otherwise interfere with the Employee’s ability to fulfill his or her job responsibilities in the judgment of the Employee’s manager or the AM Local Management Committee.

AM has designed separate policies and procedures in order to detect and prevent insider trading (see Employee Personal Account Trading Policy (GP-00363), and governing directorships and outside business activities (see Policy on Outside Activities and Private Investments and any local supplement (GP-00014)), which should be read together with this Policy. For example, Employees who manage or provide analysis for funds may not trade or recommend that others trade in shares of the funds while in possession of material, non-public information regarding such funds. Nothing contained in this Policy should be interpreted as relieving any Employee from the obligation to act in accordance with any applicable law, rule or regulation or any other statement of policy or procedure to which he or she is subject.

15. Mutual Funds and Other Regulated Collective Investment Schemes

Employees are not required to pre-clear trades in shares of mutual funds (i.e., open-end funds) and other regulated collective investment schemes not advised by AM (or an affiliate), but must report all trades and holdings as described below in Section 8.

Trades in shares of such funds, other than money market funds, are subject to the Short-Term Trading Prohibition set forth in Section 8.1.

16. Trading Accounts

All Employee accounts will be subject to monitoring by Local LCD. Each Local LCD will determine whether Employee accounts must be maintained at an affiliate of Credit Suisse or at an unaffiliated entity. No Employee shall open or maintain a numbered account or an account under an alias without the express prior written approval of Local LCD.

17. Pre-Clearance Requirements

Employees must pre-clear trades of the securities set forth below with Local LCD for each Employee account (Attachment B is a form to request such approval). If clearance is given for a transaction and such transaction is not effected on that business day, a new pre-clearance request must be made.

17.1. Securities Subject to the Pre-Clearance Requirement

Equities

• common stock;

• preferred stock;

• rights and warrants.

Options on single individual securities (subject to the rules herein on the use of options)

• puts; and

• calls.

Bonds

• non-investment grade debt securities (i.e., “junk bonds”), including unrated debt securities of equivalent “junk” quality;

• debt securities (investment grade or non-investment grade) convertible into equity securities;

• municipal debt securities (investment grade or non-investment grade); and

• mortgage-backed and other asset-backed securities.

Futures

• Narrow-based Index Futures (i.e., sector Index Futures)

Funds

• closed-end fund shares traded on an exchange or other secondary market;

• open-end funds advised by AM or an affiliate; provided that the purchase of shares of a mutual fund advised by AM in an amount of $2500 or less need not be pre-cleared;

• narrow-based indices and narrow-based ETFs (e.g., sector-specific indices); and

• private funds, limited partnerships, unregulated collective investment schemes and similar vehicles. (Please note special requirements set forth below in Section 8.5.)

Please note that certain securities may be subject to a restricted list, in which case purchases and/or sales may be prohibited.

17.2. Transactions Exempt from the Pre-Clearance Requirement

• purchases and sales of shares of mutual funds (i.e., open-end funds) not advised by AM (or an affiliate) and other regulated collective investment schemes;

• purchases and sales of broad-based exchange-traded funds (e.g., non sector-specific indices, including but not limited to, CAC 40, S&P 500, SMI or DAX);

• purchases and sales of broad-based index (e.g., non sector-specific indices, including but not limited to, CAC 40, S&P 500, SMI or DAX) futures, options on the index, or warrants and options on these futures;

• purchases and sales of shares of closed-end funds that are not traded on an exchange or other secondary market;

• purchases and sales of fixed income securities issued, guaranteed or sponsored by a government member of the Organization of Economic Co-Operation and Development (“OECD”);

• purchases and sales of investment grade debt (other than as described immediately above) with a transaction value (at time of purchase) of less than $250,000;

• purchases that are part of an automatic purchase plan, such as an automatic dividend reinvestment plan or a plan to purchase a number of shares per month;

• purchases and sales that are involuntary on the part of Employees and Credit Suisse clients (e.g., stock splits, tender offers, and share buy-backs);

• acquisitions of securities through inheritance;

• purchases and sales in any account over which an Employee has no direct or indirect influence or control over the investment or trading of the account (e.g., an account managed on a discretionary basis by an outside portfolio manager, including a “Blind Trust”);

• purchases by the exercise of rights offered by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from the issuer;

• purchases of securities whereby the acquisition is a result of an entity converting from a mutual ownership to a stock ownership; and

• sales pursuant to tender offers by an issuer.

Please note that all securities are subject to the Short-Term Trading Prohibition (Section 8.1) and Reporting (Section 9) Requirements.

18. Conflicts/Disclosure of Interest

No Employee may recommend to, or effect for, any Credit Suisse client, any securities transaction without having disclosed to Local LCD his or her personal interest (actual or potential), if any, in the issuer of the securities, including without limitation:

• any ownership or contemplated ownership of any privately placed securities of the issuer or any of its affiliates;

• any employment, management or official position with the issuer or any of its affiliates;

• any present or proposed business relationship between the Employee and the issuer or any of its affiliates; and

• any additional factors that may be relevant to a conflict of interest analysis.

Where the Employee has a personal interest in an issuer, a decision to purchase or sell securities of the issuer or any of its affiliates by or for a Credit Suisse client shall be subject to an independent review by Local LCD.

19. Trading Prohibitions	Purchases and sales of securities that are exempt from the Pre-Clearance Requirement are also exempt from Sections 8.2 — 8.10.

19.1. Short-Term Trading

In no event may an Employee make a purchase and sale (or sale and purchase) of a security, including shares of any (open-end) mutual fund or other regulated collective investment schemes (other than money market funds) within the number of days after the date of the initial purchase or sale as set forth in Appendix A-1 for Employees of an AM entity that is registered as an investment adviser in the United States and A-2 for all other covered Employees. Local LCD, in its sole discretion, may extend this prohibition period for particular securities and/or Employees. The Short-Term Trading prohibition shall be administered on a “Last In First Out” basis.

Exemptions from Short-Term Trading Prohibition:

• Volitional purchases or sales of shares of any (open-end) mutual fund or other regulated collective investment scheme made within 30 days of an automatic purchase or sale, such as a periodic purchase or redemption plan.

Examples: (1) Employee purchases shares of a fund twice a month in a retirement account pursuant to a “Dollar Cost Averaging Automatic Purchase Plan.” Employee redeems shares of the fund from which he purchased shares within the prior month. Employee’s redemption of the shares is exempt from the Short-Term Trading prohibition. (2) Employee invests in a fund (outside of an automatic purchase program) and then redeems the shares within 30 days of the investment. Employee’s redemption is prohibited.

• Sales of a security at a significant loss (generally at a loss of 30% or more) (only with approval of LCD).

19.2. Side-By-Side Trading

No Employee may purchase or sell (directly or indirectly) any security if at the time of such purchase or sale:

•        There is a “buy” or “sell” order pending for an AM client within your business unit that has not yet been executed; or

•        the Employee knows (or should know) that the security is being considered for purchase or sale by or for a Credit Suisse client within your business unit.

Exemption from Side-by-Side Trading Prohibition:

•        Transactions on the Side-by-Side/Blackout Period Exemption List, which may be updated from time to time. Such list shall be based on a determination that neither the Employee transaction, nor any transaction by Credit Suisse clients (individually or in the aggregate), would have a material impact on the price of the security.

19.3. Blackout Periods

Employees are prohibited from trading in any security during each “blackout period,” which is the period from five business days (i.e., days on which the major exchange(s) in the country of your local Credit Suisse office are open) before through one business day after an AM client trades in the security. Please note that, if upon review of your preclearance request or subsequent review of trades you are found to have executed your trade during the blackout period, you may be required to unwind the trade, donate any profits to charity or swap execution with a client if you obtained a better price for your trade than the AM client.

Exemption from Blackout Periods Prohibition:

•   Transactions on the Side-by-Side/Blackout Period Exemption List, which may be updated from time to time. Such list shall be based on a determination that neither the Employee transaction, nor any transaction by Credit Suisse clients (individually or in the aggregate), would have a material impact on the price of the security.

19.4. Initial Public Offerings

No Employee may directly or indirectly acquire any security (or a financial interest in any security) in an initial public offering in the primary securities market, unless the acquisition is pursuant to a separate non-institutional offering to members of the general public, the securities included in such offering cannot be offered to any Credit Suisse client and the Employee has received permission from the Local LCD.

19.5. Private Placements

No Employee may directly or indirectly acquire any privately placed security (or any financial interest in any privately placed security) without the express prior written approval of Local LCD. Approval will take into account, among other factors, whether the investment opportunity should be reserved for an AM client, whether the opportunity is being offered to the Employee because of his or her position with AM or as a reward for past transactions and whether the investment creates, or may in the future create, a conflict of interest. Employees should obtain approval of Local LCD by completing the approval process applicable to their region such as the web-based Outside Interest Request System. Attachment A is a form to request such approval if a web-based system is unavailable.

19.6. Futures Contracts	No Employee may invest in futures contracts with respect to an individual security, but may invest in futures contracts with respect to indices, interest rates and commodity indices.

19.7. Options

No Employee may write (i.e., sell) any options on an individual security, except for hedging purposes and only if the option is fully covered. Employees may write options on indices and purchase options on individual securities and indices.

Please note that the purchase and sale of all options are subject to the Short Term Trading Prohibition (Section 8.1).

19.8. Financial Spread Betting	No Employee may engage in financial “spread betting.”

19.9. Trading, Hedging and	Employees may trade CSG stock, subject to applicable CSG policy on trading in CSG shares (see

Speculation in Credit Suisse Group Securities

Employee Personal Transactions in Credit Suisse Group Securities (GP-00363-S09)) and may only hedge vested positions in CSG stock through short sales or derivative instruments. Uncovered short exposure, through short sales or otherwise, is not permitted without the express prior written approval by Local LCD.

19.10. Unlimited Liability Transactions/Short Selling

No Employee may engage in any transaction with respect to an individual issuer that can result in a liability that is greater than the amount invested. Accordingly, short selling is only permitted to hedge an underlying security position held by the Employee.

20. Reporting and Other Compliance Procedures

20.1. Initial Certification

Within 10 calendar days after the commencement of employment with AM, each Employee shall submit to Local LCD an initial certification in the form of Attachment C to certify that:

•        he or she has read and understood this Policy and recognizes that he or she is subject to its requirements;

•        he or she has disclosed or reported all personal securities holdings (e.g., title, number of shares, principal amount) in which Employee has a direct or indirect financial interest (which information must be current as of a date no more than 45 days prior to the date the person becomes an Employee), including all Employee accounts; and

•        he or she has reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which the Employee has no direct or indirect influence or control over the investment or trading of the account.

As part of orientation for all new Employees, Local LCD shall notify all new Employees about the Initial Certification requirements. The Human Resources (“HR”) department of the local AM office shall notify Local LCD of all new Employees, including full-time consultants and long-term temporary workers and contractors on more than a six-month assignment.

20.2. Annual Certification

Each Employee shall submit to Local LCD (electronically or otherwise) an annual certification in the form of Attachment D every year to certify, among other things, that:

•        he or she has read and understood this Policy and recognizes that he or she is subject to its requirements;

•        he or she has complied with all requirements of this Policy; and he or she has disclosed or reported, as of December 31st of the prior year, (a) all personal securities transactions for the

•        previous year, (b) all personal securities holdings (e.g., title, number of shares, principal amount) in which Employee has a direct or indirect financial interest, including all Employee accounts, and (c) the name(s) of each person or institution managing any Employee account (or portion thereof) for which the Employee has no direct or indirect influence or control over the investment or trading of the account.

Employees should comply with the initial and annual reporting requirements by submitting account statements and/or Attachment E to Local LCD within the prescribed periods.

20.3. Quarterly Reporting

Each Employee shall submit to Local LCD within 30 calendar days after the end of each calendar quarter:

•        duplicate copies of confirmations of all personal securities transactions, if any, and copies of periodic statements for all Employee accounts, including confirmations and statements for transactions exempt from the Pre-Clearance Requirement;

•        if an Employee account was first established during the quarter, then the Employee should report to Local LCD the following information if not included in the periodic statement: (i) name of broker-dealer, (ii) date on which the account was established, and (iii) if the Employee has no direct or indirect influence or control over the investment or trading of the account, the name(s) of each person or institution managing the account (or portion thereof); and

•        if not included in the periodic statements, a transaction report for all securities that were acquired or disposed of through gift or acquired through inheritance.

Employees may request their broker-dealers to provide such documentation on their behalf (electronically or otherwise) to satisfy their quarterly reporting requirements. If it is impossible for an Employee to submit the quarterly documentation to submit to Local LCD within 30 calendar days after the end of the calendar quarter, then the Employee shall submit a report prepared by the Employee to Local LCD containing the information in such documentation, which shall include the date of the submission of the report.

Employees of non-U.S. registered investment advisers may, to the extent they desire, for the Quarterly Reporting obligation described in Sections 9.1-9.3 above, disclose only the name of each security held and any position in which the employee has a “significant interest.” For purposes of this policy, significant interest shall mean the lesser of USD $100,000 or 1% of the shares/issue outstanding of a particular security. Employees of U.S. registered investment advisers must comply in full with Section 9.3 above.

21. Local LCD, Compliance Monitoring and Supervisory Review

A. Local LCD may exempt any account or transaction from one or more trading prohibitions or reporting provisions in writing under limited circumstances if the transaction or the waiver of the reporting requirements is not inconsistent with the purpose of this Policy and does not violate any applicable provisions of securities laws.

B. Local LCD shall report material issues under this Policy immediately to both the Local Management Committee (or equivalent body) of the corresponding AM office, the Chief Compliance Officer of the funds advised by AM (the “CCO”), if any, and the Global General Counsel. At least annually, Local LCD shall prepare a written report to the Local Management Committee (or equivalent body) of the corresponding Credit Suisse office, the Global General Counsel, the CCO and any other relevant recipient, that:

•   describes issues that have arisen under this Policy since the last report, including, but not limited to, material violations of the Policy or procedures that implement the Policy and any sanctions imposed in response to those violations; and

•   certifies that the Local AM office has adopted procedures reasonably necessary to prevent Employees from violating the Policy.

22. Sanctions

Upon discovering that an Employee has not complied with the requirements of this Policy, the AM Local or Global Executive Committees (or equivalent bodies) may, subject to applicable law or regulation, impose on that person whatever sanctions are deemed appropriate, including censure, fine, reversal of transactions, disgorgement of profits (by donation to charity of Employee’s choice where permissible under applicable law), suspension or termination of employment.

23. Confidentiality

All information obtained from Employees under this Policy shall be kept in strict confidence by AM, except that personal trading information will be made available to any regulatory or self regulatory organization to the extent required by applicable law or regulation. To the extent permissible under applicable law or regulation, AM may also (i) make each Employee’s information available to the Employee’s manager(s), the AM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the AM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal entity of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

24. Conflict of Rules	Where an Employee works in an office of another CSG entity or in close proximity to staff from another CSG entity, Local LCD shall determine which policies apply to the Employee.

25. Further Information	Any questions regarding this Policy should be directed to Local LCD.

26. Approval and Entry into Force	The present Policy was approved by the Global Executive Committee in its meeting on March 31, 2004 and enters into force August 30, 2004.

Neil Radey General Counsel, Americas sig.

Asset Management

Minimum Holding Periods by Product

Product	Minimum Holding Period
Equity and Related Securities
Equity Securities	30 calendar days
Warrants and Options on Single Stocks	30 calendar days
Derivatives related to equity securities	30 calendar days
Bonds and Related Derivatives
Corporate Bonds	7 calendar days
Derivatives related to corporate bonds	30 calendar days
Convertible Bonds	30 calendar days
Asset Backed Securities	30 calendar days

Sovereign and Supranational Bonds	7 calendar days
Municipal Bonds	30 calendar days
Futures, Options and Options on Futures
Financials (Interest Rates, Treasury Bonds, CDs)	7 calendar days
Indices	7 calendar days
Commodity Futures	7 calendar days
Mutual Funds
Mutual Funds (Open-End and Closed End Funds)	30 calendar days
Broad-Based Exchange Traded Funds and Broad-Based Index Mutual Funds (e.g., non sector specific indices, including but not limited to CAC 40, S&P 500, SMI or DAX)	7 calendar days
Narrow-Based Exchange Traded Funds and Narrow-Based Mutual Funds (e.g., sector specific indices)	30 calendar days
Money Market Funds	No specified holding period
Currencies
Spot	7 calendar days
Forwards/Futures	7 calendar days
Options on Currencies	7 calendar days

ATTACHMENT A

SPECIAL APPROVAL FORM

1. The following is a private placement of securities (or other investment requiring special approval) that I want to dispose of or acquire:

Name of Private Security, IPO or Other Investment	Date to be Acquired	Amount to be Held	Record Owner	Purchase Price	How Acquired (Broker/Issuer)

2.  Are you aware of a client of the Asset Management business of Credit Suisse (“AM”) for whom this investment opportunity would be appropriate?

☐ Yes                                                                                                 ☐ No

3.  Is this investment opportunity being offered to you because of your position/employment with AM or as a reward for any transaction?

☐ Yes                         ☐ No

4.  Would this investment create, now or in the future, a conflict of interest with an AM client?

☐ Yes                         ☐ No

5.  Will you have any type of management role with the issuer (General Partner, Director, etc…)?

☐ Yes                                                                                                 ☐ No

6.  I agree to promptly notify the Legal and Compliance Department should I become aware of a public offering of the securities.

☐ Yes                                                                                                 ☐ No

7.  If an IPO, confirm that the offering is a separate, non-institutional offering to members of the general public, and cannot be offered to any client of Credit Suisse client.

☐ Yes, I confirm                ☐ No, I cannot confirm

I certify, as applicable, that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the AM Global Personal Trading Policy, and (c) will comply with all reporting requirements of the AM Global Personal Trading Policy.

Signature	Date

Print Name

☐ Approved
☐ Not Approved

Local LCD	Date

ATTACHMENT B

Asset Management U.S. Personal Trading Pre-Clearance Form

This form applies to all U.S. based AM personnel and should be filled out completely to expedite approval.  Please email the completed form to DD LCD Trade Preclearance

1.	Security Name:

2.	Ticker:

		Purchase ☐	Long Sale☐	Short Sale☐
	Security type:	Common ☐	Debt☐	Preferred☐	Convertible☐
		Call Option☐	Put Option☐	Other:

3.	Approximate market capitalization of the security:

4.	Number of shares/bonds/units/contracts:

5.	Approximate market value:

6.	Name of brokerage account:

7.	Transaction will:	Create new position ☐		Add to existing position ☐
		Reduce existing position ☐		Liquidate entire position ☐

8.	Reason for transaction:	Long-term investment ☐		Hedge ☐	Margin call ☐
		Take advantage of market opportunity ☐			other cash needs ☐

9.	Have you purchased or sold the security within 30 days today? Yes ☐ No ☐

10.	Are you aware that:

•                                                            there is a “buy” or “sell” order pending for an AM client that has not yet been executed; or

•                                                            The security is being considered for purchase or sale by or for an AM client.

Yes☐                                                                No ☐

If yes, please describe

11.                               Does this request meet the “de minimis exception” (2,000 shares or less and the security has a market capitalization of at least $5 billion)?    Yes☐           No ☐

I certify that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the AM Global Personal Trading Policy and this trade otherwise complies with the AM Global Personal Trading Policy, including the prohibition on investments in initial public offerings, and (c) will comply with all reporting requirements of the AM Global Personal Trading Policy.

The following must be completed by investment professionals (portfolio managers, investment committee members, members of a deal team, research analysts, and traders):

Is the security you wish to trade held by a client account you and/or your business unit manage?

☐Yes	☐No

Signature of Employee		Date

Print Name		Business Unit and Extension

☐Approved	☐Not Approved

Control Room Approval	Date — Approval is Valid this Business Day

ATTACHMENT C

Asset Management Employee Personal Account Trading Policy (Code of Ethics) - Initial Certification

I certify that:

•             I have read and understood the Global Personal Trading Policy of the Asset Management business of Credit Suisse (“AM Code of Ethics”), which includes any applicable local supplement, and recognize that I am subject to its requirements.

•             I have disclosed or reported all personal securities holdings in which I have had a direct or indirect financial interest, including all “Employee accounts” as defined in the AM Code of Ethics, as of the date I became an “Employee” of Credit Suisse. I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account.

•             I understand that Credit Suisse will monitor securities transactions and holdings in order to ensure compliance with the AM Code of Ethics.  I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation.  I also understand that, to the extent permissible under applicable law or regulation, Credit Suisse may also (i) make each Employee’s information available to the Employee’s manager(s), the AM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the AM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal entity of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this AM Code of Ethics.  To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

•             For the purpose of monitoring securities transactions and holdings information under the AM Code of Ethics only, I confirm that I will (i) provide copies of all confirmations and statements subject to the AM Code of Ethics and/or (ii) instruct all financial institutions to provide copies of all such documents. This covers my current Employee accounts and accounts that will be opened in the future during my employment with Credit Suisse.

•             I understand that any circumvention or violation of the AM Code of Ethics will lead to disciplinary and/or legal actions, including dismissal.

•             I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

Signature of Employee	Date

Print Name

ATTACHMENT D

Asset Management Employee Personal Account Trading Policy (Code of Ethics) - Annual Certification

I certify that:

•             I have read and understood the Global Personal Trading Policy of the Asset Management business of Credit Suisse (“AM Code of Ethics”), which includes any applicable local supplement, and recognize that I am subject to its requirements.

•             I have complied with all requirements of the AM Code of Ethics in effect during the year ended December 31, 2      .

•             I have disclosed or reported all personal securities transactions, including all personal securities transactions in each “Employee account,” for the year ended December 31, 2       and all personal securities holdings in which I had any direct or indirect interest, including holdings in each Employee account, as of December 31, 2      .  I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account, as of December 31,

2      .

•             I understand that Credit Suisse will monitor securities transactions and holdings in order to ensure compliance with the AM Code of Ethics.  I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation.  I also understand that, to the extent permissible under applicable law or regulation, Credit Suisse may also (i) make each Employee’s information available to the Employee’s manager(s), the AM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the AM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal entity of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of the AM Code of Ethics.  To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

•             For the purpose of monitoring securities transactions and holdings information under the AM Code of Ethics only, I confirm that I have (i) provided copies of all confirmations and statements subject to the AM Code of Ethics, and/or (ii) instructed all financial institutions to provide copies of all such documents. This covers my current Employee accounts and accounts that will be opened in the future during my employment with Credit Suisse.

•             I understand that any circumvention or violation of the AM Code of Ethics will lead to disciplinary and/or legal actions, including dismissal.

•             I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

Signature of Employee	Date

Print Name

ATTACHMENT E

Asset Management business — Personal Securities Account Declaration

All Employees must complete each applicable item (1,2,3 and/or 4) and sign below.

1.   The following is a list of “Employee accounts”:

Bank/Broker/Dealer/ Fund Company	Account Title and Number

2.              The following is a list of “Employee accounts” that have been opened in the past year:

Bank/Broker/Dealer/ Fund Company	Account Title and Number	Date Opened

3.              The following is a list of “Employee accounts” that have been closed in the past year:

Bank/Broker/Dealer/ Fund Company	Account Title and Number	Date Opened

4. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) held in an “Employee account” or in which I have a direct or indirect financial interest (for securities held in accounts other than those disclosed in response to items 1 and 2):

Name of Private Security or Other Investment	Date Acquired	Amount Held_	Record Owner	Purchase Price	How Acquired (Broker/Issuer)

5.  I do not have a direct or indirect financial interest in any securities/funds Employee accounts or otherwise have a financial interest in any securities or other instruments subject to the Policy. (Please initial.)

Initials

I declare that the information given above is true and accurate:

Signature of Employee	Date

Print Name

Side-by-Side/Blackout Period Exemption List

De Minimis Exception to Blackout Period Prohibition*

Employees who purchase or sell 2,000 shares or less of an issuer having a market capitalization of greater than $5.0 billion in a transaction or series of related transactions are exempt from the Blackout Period Prohibition.

Employees who purchase or sell more than 2,000 shares of an issuer having a market capitalization in excess of $5.0 billion in a transaction or series of related transactions are exempt from the Blackout Period prohibition, provided that all CS clients purchase or sell less than 1000 shares during the Blackout Period.

The De Minimis exception applies to the Blackout Period Prohibition ONLY.

*Local LCD may modify the exemption, provided that Local LCD determines that neither the Employee transaction, nor any transaction by CS clients (individually or in the aggregate), would have a material impact on the price of the security, subject to approval by the CS AM Global General Counsel.